Exhibit C





--------------------------------------------------------------------------------











                        CADUCEUS MANAGEMENT PARTNERS L.P.


                          LIMITED PARTNERSHIP AGREEMENT



                            Dated as of July 1, 1994










--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



                                                                            Page

                                    ARTICLE I

                                   Definitions

SECTION 1.1.          Definitions............................................  1
SECTION l.2.          Terms Generally........................................  7

                          ARTICLE II

                      General Provisions

SECTION 2.1.          Partners...............................................  7
SECTION 2.2.          Name...................................................  7
SECTION 2.3.          Liability of General and Limited Partners..............  8
SECTION 2.4.          Term...................................................  8
SECTION 2.5.          Purpose; Powers........................................  8
SECTION 2.6.          Place of Business...................................... 10

                          ARTICLE III

          Management and Operation of the Partnership

SECTION 3.1.          Management............................................. 10
SECTION 3.2.          Partner Consent Matters................................ 11
SECTION 3.3.          Certain Duties and Obligations of the Partners......... 13
SECTION 3.4.          Restrictions on Authority of the General Partner....... 14

                                   ARTICLE IV

                              Scope of Partnership

SECTION 4.1.          Other Activities....................................... 15
SECTION 4.2.          Early Termination...................................... 15
SECTION 4.3.          Withdrawal of Partners................................. 16

                                      -ii-
                                                                            Page

SECTION 5.1.          Capital Contributions.................................. 18
SECTION 5.2.          Capital Accounts....................................... 18
SECTION 5.3.          Allocations............................................ 19
SECTION 5.4.          Distributions.......................................... 20
SECTION 5.5.          Restricted Payments.................................... 20
SECTION 5.6.          Expenses............................................... 20

                          ARTICLE VI

                Books and Reports; Tax Matters

SECTION 6.1.          General Accounting Matters............................. 21
SECTION 6.2.          Certain Tax Matters.................................... 22

                          ARTICLE VII

                          Dissolution

SECTION 7.1.          Dissolution............................................ 23
SECTION 7.2.          Winding-up............................................. 23
SECTION 7.3.          Final Distribution..................................... 23

                         ARTICLE VIII

             Transfer of Partners' Interests; Sale

SECTION 8.1.          Certain Provisions Relating to Sale of the Partnership or
                      Partnership Interests.................................. 24
SECTION 8.2.          Other Transfer Provisions.............................. 27

                          ARTICLE IX

                         Miscellaneous

SECTION 9.1.          Arbitration............................................ 28
SECTION 9.2.          Ownership and Use of Names............................. 28
SECTION 9.3.          Governing Law.......................................... 29
SECTION 9.4.          Successors and Assigns................................. 29
SECTION 9.5.          Access; Confidentiality................................ 29
SECTION 9.6.          Notices................................................ 29
SECTION 9.7.          Counterparts........................................... 29
SECTION 9.8.          Entire Agreement....................................... 30
SECTION 9.9.          Amendments............................................. 30
SECTION 9.10.         Blackstone Investment.................................. 30

                                      -iii-
                                                                            Page
SECTION 9.11.         Section Titles......................................... 30
SECTION 9.12.         Representations and Warranties......................... 30


SCHEDULE A            PARTNERS OF THE PARTNERSHIP

                        CADUCEUS MANAGEMENT PARTNERS L.P.


                  LIMITED PARTNERSHIP AGREEMENT, dated as of November 1, 1993, by and among Caduceus Capital Management, Inc., a Delaware corporation ("CCM"), as general partner, and Blackstone Alternative Asset Management L.P., a Delaware limited partnership ("Blackstone"), Samuel D. Isaly and Viren Mehta, as limited partners (together, the "Limited Partners").

                              Preliminary Statement

                  The parties hereto are executing this Limited Partnership Agreement for the purpose of forming a limited partnership pursuant to the provisions of the Partnership Act (as defined herein). Accordingly, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION  1.1.   Definitions.   Unless  the  context  otherwise
requires, the following terms shall have the following meanings for purposes of this Agreement:

                  "Affiliate" with respect to any Person means any other Person who controls, is controlled by or is under common control with such Person.

                  "Agreement" means this Limited Partnership Agreement of the Partnership, as it may be amended, supplemented, modified or restated from time to time.

                  "Asset Management Business" means the business of serving as the general partner of any investment vehicle, including the Private Fund, or serving as the investment manager or investment adviser of Separate Accounts or other similar capacity for investors sourced in the United States, in each case specializing in buying and selling Securities in the pharmaceutical, health care and biotechnology industries. Notwithstanding the foregoing, for purposes hereof the term "Asset Management Business" shall specifically not include the activities of the (i) Offshore Fund or (ii) Public Fund; provided, that the Partners acknowledge their intent to enter into separate business arrangements (directly or indirectly through Affiliates) relating to the Public Fund that satisfy applicable law and regulation.

                  "Blackstone Change of Control" means that none of Sheldon S. Gordon, Michael F. Holland or Mark J. Kenyon continues to be an officer of Blackstone.

                  "Blackstone Entity" means Blackstone and any Affiliate of Blackstone at any time in question.

                  "Blackstone Expenses" means (i) all costs and expenses (other than Organizational Expenses and Maintenance Expenses) incurred by Blackstone and its Affiliates in connection with the performance of their obligations and responsibilities under this Agreement, including costs and expenses of travel, staff, salary and office overhead.

                  "Blackstone Partner" means any Partner which is a Blackstone Entity.

                  "Business Day" shall mean any day which is not a Saturday, Sunday or a day on which the commercial banks in New York are required or authorized by applicable law to close.

                  "Buy/Sell  Closing"  has the  meaning  set  forth  in  Section
         8.1(c).

                  "Buy/Sell Closing Date" has the meaning set forth in Section 8.1(c).

                  "Buy/Sell Option Period" has the meaning set forth in Section 8.1(c).

                  "Buy/Sell Price" has the meaning set forth in Section 8.1(c).

                  "Buyer" has the meaning set forth in Section 8.1(c).

                  "Capital Account" has the meaning set forth in Section 5.2.

                  "Carrying Value" shall mean, with respect to any Partnership asset, the asset's adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution, other than pursuant to the initial formation of the Partnership; (b) the date of the distribution of more than a de minimis amount of Partnership property to a Partner; (c) the date a Partnership interest is relinquished to the Partnership or (d) the date of the termination of the Partnership under Section 708(b)(i)(B) of the Code; provided, however, that adjustments pursuant to clauses (a), (b) and
         (c) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its fair market value. Depreciation shall be calculated by reference to Carrying Value, instead of tax basis once Carrying Value differs from tax basis.

                  "Cause" means the occurrence or existence of any of the following with respect to a Partner: (i) a material breach of the Partner's obligations under this

         Agreement; (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Partnership; or (iii) conviction of a felony or any crime involving moral turpitude.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

                  "Confidential  Information"  has  the  meaning  set  forth  in
         Section 9.5.

                  "Deficient Performance" means (i) with respect to the General Partner, the failure of the Private Fund to achieve a gross return not less than the Mehta and Isaly Index for the Performance Period or, if that index is not available, any other similar industry index selected upon a Partner Consent, and (ii) with respect to Blackstone, the failure of the Partnership to obtain Funds Under Management of an amount greater than or equal to $50 million at the end of such period, which for this purpose shall include investments made through the Private Fund, other similar vehicles in which the Partnership serves as general partner or investment adviser (excluding the Offshore Fund), the Public Fund and the Separate Accounts (whether or not such assets were invested prior to the formation of the Partnership).

                  "Disabling Event" means any event which would cause the General Partner to cease to be the general partner of the Partnership pursuant to Section 17-402 of the Partnership Act other than as permitted by Section 8.1.

                  "Fiscal Period" has the meaning set forth in Section 5.4.

                  "Fiscal Year" means the one-year period ending on December 31 of each year.

                  "Funds Under Management" with respect to any Person means the funds under management by such Person as part of the Asset Management Business; provided, that (i) Funds Under Management shall include only actual funds contributed by a client rather than funds under management after giving effect to account leverage and (ii) Funds Under Management shall not include any increase or decrease due to trading profits or losses.

                  "General Partner" means CCM and any Person admitted to the Partnership as an additional or substitute general partner of the Partnership in accordance with the provisions of this Agreement, until such time as such Person ceases to be a general partner of the Partnership as provided herein.

                  "Individual Mehta and Isaly Partner" means any Mehta and Isaly Partner that is an individual person.

                  "Interest" has the meaning set forth in 8.1(b).

                  "Limited Partner" means Blackstone, Samuel D. Isaly, Viren Mehta and any Person admitted to the Partnership as an additional or substituted limited partner of the Partnership in accordance with the provisions of this Agreement.

                  "Liquidator" has the meaning set forth in Section 7.2.

                  "Maintenance Expenses" means (i) the marginal increases in fees and expenses of statutory or registered agents and offices of the Partnership attributable to the creation of the Partnership, (ii) the fees and expenses incurred in connection with the maintenance of the Partnership's books and records attributable to the creation of the Partnership and the preparation of the Partnership's tax returns and any tax audits or disputes arising therefrom and (iii) any other maintenance expenses of the Partnership approved by a written Partner Consent. For purposes hereof, "Maintenance Expenses" shall also include the amount of New York City unincorporated business tax ("UBT") paid by the Partnership; provided, that if the Partnership receives a credit against such payment of UBT or the amount of UBT payable by the Partnership is otherwise reduced as a result of the payment of UBT on income derived from the Partnership by a direct or indirect owner of a Mehta and Isaly Partner or a Blackstone Partner, as the case may be, then the expense relating to the reduction in the amount of UBT paid by the Partnership shall not be allocated to the Mehta and Isaly Partners or the Blackstone Partners, as the case may be, but shall be specially allocated to the Blackstone Partners or the Mehta and Isaly Partners, as the case may be, as provided in Section 5.3(b).

                  "Mehta and Isaly Entity" means any Affiliate of Samuel D. Isaly or Viren Mehta (and each of them in their individual capacity).

                  "Mehta and Isaly Expenses" means all costs and expenses (other than Organizational Expenses and Maintenance Expenses) incurred by the General Partner and its Affiliates in connection with the performance of its obligations and responsibilities under this Agreement, including costs and expenses of travel, staff, salary and office overhead.

                  "Mehta and Isaly Group" means collectively, CCM, Samuel D. Isaly and Viren Mehta and any permitted assigns of such Partners.

                  "Mehta and Isaly Index" means The Pharmaceutical and Health Care Equity Securities Index as determined by Mehta and Isaly, a New York general partnership (or any successor entity), and published monthly in The Mehta and Isaly Pharmaceutical Portfolio Recommendations (or any successor publication).

                  "Mehta and Isaly Partner" means any Partner which is a member of the Mehta and Isaly Group.

                  "Net Income (Loss)" shall mean for each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (i) all items of income, gain, loss or deduction allocated pursuant to Section 5.3(c) shall not be taken into account in computing such taxable income or loss; (ii) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (iii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iv) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (v) except for items in (i) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition shall be treated as deductible items and (vi) items of loss, deduction or expense constituting Blackstone Expenses or Mehta and Isaly Expenses shall be excluded from Net Income (Loss).

                  "Offeree" has the meaning set forth in Section 8.1(c).

                  "Offered Interest" has the meaning set forth in Section
         8.1(b).

                  "Offering Notice" has the meaning set forth in Section 8.1(c).

                  "Offeror" has the meaning set forth in Section 8.1(c).

                  "Offshore Funds" means PHARMA w/HEALTH, a mutual investment fund incorporated under the laws of the Grand-Duchy of Luxembourg.

                  "Organizational Expenses" means all costs and expenses pertaining to the organization of the Partnership and the registration, qualification or exemption of the Partnership and, to the extent necessary for the operation of the Partnership as contemplated hereby, the Partners or their Affiliates, under any applicable federal, state or foreign laws, including fees of counsel to the Partnership and the Partners.

                  "Partner" means any Person who is a partner of the Partnership, whether a General Partner or a Limited Partner.

                  "Partner Consent" means the approval of an item or matter as provided in Section 3.2 by both the General Partner and Blackstone.

                  "Partnership" means Caduceus Management Partners L.P., a Delaware limited partnership.

                  "Partnership Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ss.ss. 17-101, et seq., as it may be amended from time to time, and any successor to such statute.

                  "Partnership Business" means (a) the Asset Management Business and (b) any other related business to the extent such business is determined by a written Partner Consent to be within the purpose and scope of the Partnership; provided, however, that, except as may otherwise be agreed upon by a written Partner Consent, Partnership Business shall not include any business that would otherwise constitute Partnership Business conducted by Blackstone and its Affiliates, on the one hand, or the General Partner and its Affiliates, on the other hand, if such Partner has proposed in writing that such business be conducted by the Partnership but the other Partner has not consented in writing to such business being conducted by the Partnership.

                  "Performance Period" means the two-year period beginning on July 1, 1994 and ending on and including June 30, 1996.

                  "Person" means any individual, partnership, joint venture, corporation, unincorporated organization or association, trust (including the trustees thereof in their capacity as such) or other entity.

                  "Private Fund" means Caduceus Capital, L.P., a. Delaware limited partnership.

                  "Profit Sharing Percentage" means the percentage interest of a Partner in Net Income (Loss) set forth on Schedule A hereto as amended from time to time in accordance herewith.

                  "Public Fund" means Medical Research Investment Fund, Inc., a Maryland corporation and an investment company registered under the Investment Company Act of 1940, as amended.

                  "Securities" has the meaning set forth in Section 2.5(b)(vi).

                  "Seller" has the meaning set forth in Section 8.1(c).

                  "Separate Accounts" means segregated accounts managed by the Partnership in which the Partnership is granted authority to manage the assets of such account on a discretionary basis.

                  "Special Limited Partner" shall mean any Partner that has withdrawn (or is deemed to have withdrawn) from the Partnership and has been readmitted upon the terms and conditions provided herein.

                  "Tax Matters Partner" has the meaning set forth in Section 6.2(b).

                  "Transfer" has the meaning set forth in Section 8.1(a).

                  "Transferor" has the meaning set forth in Section 8.1(b).

                  SECTION l.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".


                                   ARTICLE II

                               General Provisions

                  SECTION 2.1. Partners. Schedule A attached hereto contains the name, address and Profit Sharing Percentage of each Partner as of the date of this Agreement. Schedule A shall be revised by the General Partner from time to time to reflect the admission or withdrawal of a Partner or the transfer or assignment of interests in the Partnership in accordance with the terms of this Agreement and other modifications to or changes in the information set forth therein.

                  SECTION 2.2. Name. Subject to Section 9.2, the Partnership shall conduct its activities under the name of Caduceus Management Partners L.P. The General Partner shall have the power at any time to change the name of the Partnership if such name change has been approved in writing by a Partner Consent; provided that the name shall always contain the words "Limited Partnership" or the letters "L.P." The General Partner shall give prompt notice of any such change to each Partner.

                  SECTION 2.3. Liability of General and Limited Partners. (a) The General Partner shall have unlimited liability for the satisfaction and discharge of all losses, liabilities and expenses of the Partnership.

                  (b) In no event shall any Limited Partner or former Limited Partner (i) be obligated to make any capital contribution to the Partnership except pursuant to Section 5.1, (ii) have any liability in excess of such Limited Partner's obligation to make capital contributions pursuant to Section
5.1 and other payments provided for in this Agreement or (iii) have any liability to return distributions received by such Limited Partner from the Partnership except as required by this Agreement or applicable law.

                  SECTION 2.4. Term. The existence of the Partnership shall continue until November 1, 2023 unless and until the Partnership is earlier dissolved, wound up and terminated in accordance with Article VII.

                  SECTION 2.5. Purpose; Powers. (a) The purpose of the Partnership shall be, directly or indirectly through subsidiaries or Affiliates,
(i) to engage in the Asset Management Business and receive revenues in connection therewith as contemplated hereby, (ii) to engage in any other Partnership Business to the extent agreed upon by a written Partner Consent and
(iii) to do all things necessary or incidental thereto.

                  (b) In furtherance of its purposes, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, including the following:

                  (i) to render asset management services for the account of others in connection with the Partnership Business;

                  (ii) to act as a general partner for the Private Fund;

                  (iii) to act as an investment advisor or investment manager for Separate Accounts;

                  (iv) to invest and reinvest the cash assets of the Partnership in money market or other short-term investments;

                  (v) to purchase, hold, receive, mortgage, pledge, transfer, exchange, otherwise dispose of, grant options with respect to and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all Securities and other property;

                  (vi) to buy and sell equity and equity-related securities in the pharmaceutical, health care and biotechnology industries, including stocks, convertible securities, warrants and options to buy and sell securities, as well as bonds, debentures and money market obligations, repurchase and reverse repurchase agreements, foreign securities, commodities, futures and forward contracts or options on or derivatives with respect to any of the foregoing ("Securities").

                  (vii) to engage in any other lawful transactions in Securities which the General Partner from time to time determines to be in the best interest of the clients of the Partnership Business;

                  (viii) to have and maintain one or more offices within or without the State of Delaware, and in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

                  (ix) to open, maintain and close accounts, including margin accounts, with brokers;

                  (x) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

                  (xi) to engage employees (with such titles and delegated responsibilities as may be determined), accountants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate them as may be necessary or advisable;

                  (xii) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, and to form or cause to be formed and to participate in partnerships and joint ventures, whether foreign or domestic;

                  (xiii) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to carrying out its purposes;

                  (xiv) to sue, prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment of claims against the Partnership, and to execute all documents and make all representations, admissions and waivers in connection therewith;

                  (xv) to distribute, subject to the terms of this Agreement, at any time and from time to time to Partners cash or investments or other property of the Partnership, or any combination thereof; and

                  (xvi) to take such other actions necessary or incidental thereto as may be permitted under applicable law.

                  SECTION 2.6. Place of Business. The Partnership shall maintain a registered office at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other office as is approved by a Partner Consent. The Partnership shall maintain an office and principal place of business at

41 Madison Avenue, 40th Floor, New York, New York, 10010 or at such other place as may from time to time be determined by a written Partner Consent; the General Partner shall give notice to the other Partners of any change in the Partnership's principal place of business. The name and address of the Partnership's registered agent as of the date of this Agreement is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


                                   ARTICLE III

                   Management and Operation of the Partnership

                  SECTION 3.1. Management. (a) Except as otherwise provided herein, (a) the management, control and operation of the Partnership and the formulation and execution of business and investment policy shall be vested exclusively in the General Partner and (b) the General Partner shall exercise all powers necessary and convenient for the purposes of the Partnership, including those enumerated in Section 2.5, on behalf and in the name of the Partnership.

                  (b) Except as otherwise provided herein, Limited Partners as such shall have no right to, and shall not, take part in the management or affairs of the Partnership, nor in any event shall any Limited Partner have the power to act for or bind the Partnership. The exercise by any Limited Partner of any right or power conferred herein shall not be construed to constitute participation by such Limited Partner in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Partnership Act.

                  SECTION 3.2. Partner Consent Matters. (a) Subject to Section 4.3(i), the following Partnership matters shall require a written Partner
Consent:

                  (i) the dissolution, termination and winding up of the Partnership pursuant to Section 7.1;

                  (ii) the sale, exchange, lease, mortgage, assignment, pledge or other transfer of, or granting of a security interest in, any significant asset or assets of the Partnership, or the merger or consolidation of the Partnership with or into any other business entity pursuant to Section 17-211 of the Partnership Act;

                  (iii) the incurrence, renewal, refinancing or payment or other discharge of indebtedness for borrowed money by the Partnership;

                  (iv) a change in the business of the Partnership to include any business other than the Asset Management Business;

                  (v) an amendment to this Agreement, including a modification of the Profit Sharing Percentages of any Partner other than as a result of a transfer of a Partnership interest in accordance with this Agreement, or an amendment to the Certificate of Limited Partnership of the Partnership;

                  (vi) except as required by Section 5.1, the amount and timing of any capital contributions to the Partnership pursuant to Section 5.1;

                  (vii) any expenditure (other than a Mehta and Isaly Expense or a Blackstone Expense) greater than $10,000 individually or $100,000 in the aggregate for any Fiscal Year or any investment by the Partnership for its own account (other than money-market or other short-term investments);

                  (viii) any lease entered into by the Partnership;

                  (ix) the formation by the Partnership of any subsidiary or partnership in which the Partnership owns an equity interest to conduct any portion of the Partnership's business;

                  (x) the reorganization of the Partnership as a corporation or other entity, or the creation of a holding corporation or partnership to own all or any substantial portion of the assets or all the equity interests in the Partnership;

                  (xi) the engagement of any independent accountant, counsel, actuary or consultant to the Partnership or any significant change in or termination of any engaged independent accountant, counsel, actuary or consultant to the Partnership, including pursuant to Section 6.1(b); provided, that no Partner Consent shall be required for the engagement of Seward & Kissel, Simpson Thacher & Bartlett, Deloitte & Touche or Rothstein, Kass & Co.;

                  (xii) the commencement, termination or settlement of any litigation;

                  (xiii) the establishment of any period other than a calendar quarter as a Fiscal Period pursuant to Section 5.4, the determination of reserves and retained net earnings pursuant to Section 5.4 and, except as may be required by Section 5.4, any distribution of cash or investments or other property of the Partnership to the Partners or any withdrawals of capital from the Partnership;

                  (xiv) the acceptance of any new client and the fees for services provided by the Partnership to such client in connection with the opening of and maintaining of Separate Accounts;

                  (xv) any change in the name of the Partnership or the use of another name by the Partnership to carry on any business of the Partnership other than as contemplated by Section 9.2;

                  (xvi) a transaction or other matter involving any actual or potential conflict of interest affecting any Partner or Affiliate thereof (including pursuant to clause (iii) of Section 3.3(d));

                  (xvii) the maintenance of a registered office in Delaware other than that specified in Section 2.6;

                  (xviii) the determination of Net Income (Loss) pursuant to
         Section 6.1(a) and other determinations, valuations and other matters of judgment required to be made for accounting purposes pursuant to
         Section 6.1(e);

                  (xix) the determination and approval of such tax matters as are specified in Section 6.2;

                  (xx) the allocation of amounts in respect of a transferred interest in the Partnership pursuant to Section 8.2(f);

                  (xxi) the disclosure of Confidential Information to a Person other than a Partner and its Affiliates and advisors (including their respective employees) pursuant to Section 9.6;

                  (xxii) the withdrawal of a Partner from the Partnership or admission of an additional Partner to the Partnership pursuant to
         Section 8.2;

                  (xxiii) the determination of any titles and responsibilities of employees of the Partnership pursuant to Section 2.5(b);

                  (xxiv) any material action taken or decision made by the Partnership in its capacity as general partner of the Private Fund (or similar investment vehicle) or in its capacity as investment adviser or investment manager of any Separate Accounts, except for any action taken or decision made with respect to investments of the Private Fund (or similar investment vehicle) or of any Separate Accounts; and

                  (xxv) any other matter expressly stated in this Agreement to be subject to approval by a Partner Consent.

                  (b) A Partner shall not be obligated to abstain from voting on any matter (or vote in any particular manner) because of any interest (or conflict of interest) of such Partner (or any Affiliate thereof) in such matter.

                  (c) Each Partner agrees that, except as otherwise specifically provided herein and to the fullest extent permitted by applicable law, for purposes of granting the approval of the Partners with respect to any proposed action of or relating to the Partnership, the approval of such action by the Partner Consent as provided herein shall bind each Partner and shall have the same legal effect as the approval of each Partner of such action.

                  (d) The failure to vote by Blackstone on any matter requiring Partner Consent hereunder shall be deemed a Partner Consent with respect thereto if Blackstone does not respond to the notice regarding such matter within ten Business Days of the delivery of such notice.

                  SECTION 3.3. Certain Duties and Obligations of the Partners.
(a) The General Partner shall take all action which may be necessary or appropriate (i) for the formation and continuation of the Partnership as a limited partnership under the laws of the State of Delaware and (ii) for the development, maintenance, preservation and operation of the business of the Partnership in accordance with the provisions of this Agreement and applicable laws and regulations.

                  (b) Each Partner shall use its best efforts to conduct the affairs of the Partnership so as to cause the Partnership to be classified for Federal income tax purposes as a partnership and not as an association taxable as a corporation.

                  (c) The General Partner shall take (and each Limited Partner agrees to cooperate with the General Partner and approves of the General Partner's taking on its behalf) all action which is necessary (i) to form or qualify the Partnership to conduct the business in which the Partnership is engaged under the laws of any jurisdiction in which the Partnership is doing business and to continue in effect such formation or qualification and (ii) in order to protect the limited liability of the Limited Partners under the laws of any jurisdiction in which the Partnership is doing business. To the extent necessary for the conduct of the Partnership's business or the performance by the General Partner of its responsibilities hereunder, the General Partner shall take or cause to be taken all action required to register or qualify the Partnership, the General Partner or the General Partner's Affiliates with the Commodity Futures Trading Commission as a commodity pool operator and to apply for membership with the National Futures Association in connection therewith, and to register with the Securities and Exchange Commission as an investment adviser, and to maintain such registrations, qualifications and memberships in effect for so long as required.

                  (d) The General Partner shall not take, or cause to be taken, any action that would result in any Limited Partner having any personal liability for the obligations of the Partnership. The General Partner shall be under a duty as described herein to conduct the affairs of the Partnership in the best interests of the Partnership and of the Partners including the safekeeping and use of all Partnership funds and assets and the use thereof for the exclusive benefit of the Partnership. Neither any Partner nor any Affiliate of any Partner shall enter into any transaction with the Partnership unless the transaction (i) is expressly permitted hereunder, (ii) is entered into on arm's-length terms in the ordinary course of Partnership business or (iii) is approved by a Partner Consent upon disclosure of any direct or indirect interest the Partner or Affiliate thereof may have in the transaction.

                  SECTION 3.4. Restrictions on Authority of the General Partner. The General Partner shall not have the authority to:

                  (a) do any act in contravention of this Agreement;

                  (b) do any act which would make it impossible to carry on the ordinary business of the Partnership, except in connection with the dissolution, winding up and termination of the Partnership as approved by a Partner Consent pursuant to Section 3.2(a)(i);

                  (c) possess Partnership property, or assign their rights in specific Partnership property, for other than a Partnership purpose;

                  (d) admit a Person as a Partner except as provided in this Agreement;

                  (e) knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction; or

                  (f) knowingly perform any act in violation of the express terms of a prior unrevoked Partner Consent.


                                   ARTICLE IV

                              Scope of Partnership

                  SECTION 4.1. Other Activities. (a) Except as provided in
Section 4.1(b), this Agreement shall not be construed in any manner to preclude any Partner or any of its Affiliates from engaging in any activity whatsoever permitted by applicable law (whether or not such activity might compete, or constitute a conflict of interest, with the Partnership), including providing brokerage, financial or investment advisory services to any Person, managing investments or receiving compensation or profit therefrom.

                  (b) Neither any Blackstone Entity nor any Mehta and Isaly Entity shall engage in Partnership Business or receive compensation therefrom except through and for the account of the Partnership, and all revenues received by any Blackstone Entity or Mehta and Isaly Entity from or arising in connection with Partnership Business (including management and incentive fees, interest income and any other compensation) shall be for the account of the Partnership; provided, that a Mehta and Isaly Entity may engage in the Asset

Management Business outside of the Partnership and for its own account with respect to funds under management raised from or through the following sources:

                  (i) the Public Fund, unless otherwise agreed upon by a Blackstone Entity and Mehta and Isaly Entity; and

                  (ii) the Offshore Fund.

                  (c) A Partner and its Affiliates may engage in any Partnership Business outside of the Partnership and for their own account to the extent provided for in a written Partner Consent.

                  SECTION 4.2. Early Termination. Notwithstanding anything contained herein to the contrary, the Partnership may be terminated:

                  (a) upon 30 days written notice by the General Partner to Blackstone in the event of Deficient Performance by Blackstone, which notice must be given within 30 days after the end of the Performance Period; or

                  (b) upon 30 days written notice by Blackstone in the event that both Samuel D. Isaly and Viren Mehta cease to be actively involved in the business of the Partnership (or have both otherwise withdrawn (or are deemed to have withdrawn) therefrom as a Limited Partner);

                  SECTION 4.3. Withdrawal of Partners. (a) Any Partner may withdraw by voluntary resignation from the Partnership on the last day of any calendar month, on not less than 15 days' prior written notice by such Partner to the remaining Partners. Any Partner so withdrawing shall receive the amount of its Capital Account balance as of the effective date of such withdrawal within a reasonable period of time after such amount is determined, and thereafter such Partner shall have no further interest herein.

                  (b) Upon the death or permanent disability of any Individual Mehta and Isaly Partner, such Partner shall thereupon cease to be a Partner. Such withdrawn Partner (or his estate or heirs) shall be admitted to the Partnership as a Special Limited Partner. The Profit Sharing Percentage of such Special Limited Partner shall be equal to the following percentages of the Profit Sharing Percentage of such Individual Mehta and Isaly Partner at the time of such withdrawal for the following one year periods from and after such Special Limited Partner's admission date:


                                        Profit Sharing Percentage as a
                                         Percentage of Profit Sharing
                                             Percentage at Time of
                Year                              Withdrawal
                ----                              ----------

                 1                                   100%

                 2                                    50%

                 3 and thereafter                      0%




                  (c) In the event of Deficient Performance by Blackstone, in lieu of early termination of the Partnership as provided in Section 4.2(a), the General Partner may specify in the notice described under Section 4.2(a) that it has elected (in lieu of such early termination) to cause the Blackstone Partners to withdraw from the Partnership. In such case, (A) Section 4.1(b) shall have no further force or effect and (B) each Blackstone Partner shall be admitted to the Partnership as a Special Limited Partner, and its Profit Sharing Percentage shall be, from and after its admission date, equal to its Profit Sharing Percentage at the time of withdrawal; provided, that such Special Limited Partner shall not be allocated its Profit Sharing Percentage of the total amount of Net Income as provided in Section 5.3, but shall only be entitled to its Profit Sharing Percentage of that portion of Net Income that is attributable to those Funds Under Management with the Partnership as of such Special Limited Partner's admission date, plus those additional Funds Under Management invested with the Partnership by those investors that had Funds Under Management with the Partnership as of such admission date.

                  (d) In the event of the occurrence of the event specified in
Section 4.2(b), Blackstone may specify in the notice described under Sections 4.2(b) that it has elected (in lieu of such early termination) to cause the remaining Mehta & Isaly Partners to withdraw from the Partnership (to the extent such Partners have not otherwise withdrawn from the Partnership in accordance with the terms hereof). In that case, the Mehta and Isaly Partners shall receive the amount of each of their Capital Account balances as of the effective date of the withdrawal within a reasonable period of time after such amount is determined; provided, that if this Section 4.3(d) is operable as a result of the death or permanent disability of a Mehta and Isaly Partner that is an individual, then such Mehta and Isaly Partner shall be admitted to the Partnership as a Special Limited Partner as provided in Section 4.3(b). If upon the withdrawal of the General Partner as provided in this Section 4.3(d) there shall be no remaining General Partner, the Partnership nonetheless shall not be dissolved and shall not be required to be wound up if, upon the occurrence of such withdrawal, the Blackstone Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such withdrawal, of one or more replacement General Partners upon such terms and conditions as the Blackstone Partners and the replacement General Partner(s) agree.

                  (e) In the event of Deficient Performance by the General Partner, notice may be given by Blackstone, within 30 days after the date on which The Mehta and Isaly Index as at June 30, 1996 is published and publicly available, stating that the Blackstone

Partners elect to withdraw from the Partnership. In that case, each Blackstone Partner shall be admitted to the Partnership as a Special Limited Partner each having for the term of the Partnership the same Profit Sharing Percentage as it had upon its withdrawal from the Partnership.

                  (f) A withdrawn General Partner shall remain liable for all obligations of the Partnership incurred while it was a General Partner and resulting from its acts or omissions as a General Partner to the fullest extent provided by law.

                  (g) If the withdrawal of a Partner (or withdrawal and subsequent admission of such Partner as a Special Limited Partner) causes the aggregate Profit Sharing Percentages of all Partners (including Special Limited Partners) to be less than 100% (or there otherwise remains an amount of unallocated Net Income), such unallocated amount of Profit Sharing Percentage (or Net Income as the case may be) shall be reallocated to the remaining Partners (other than the Special Limited Partners) pro rata in accordance with each of their Profit Sharing Percentages as of the time of such withdrawal; provided, that if such withdrawal occurs with respect to an Individual Mehta and Isaly Partner, and there remains at least one Individual Mehta and Isaly Partner that is not a Special Limited Partner, then such unallocated amount shall be reallocated to the remaining Mehta and Isaly Partners pro rata in accordance with each of their Profit Sharing Percentages as of the time of such withdrawal.

                  (h) Upon the occurrence of an event constituting Cause with respect to any Partner, such Partner shall immediately be deemed to have withdrawn from the Partnership with no further interest therein, and its Profit Sharing Percentage shall be reallocated to the remaining Partners as provided in
Section 4.3(g).

                  (i) If Blackstone becomes a Special Limited Partner pursuant hereto, (A) only those matters contained in clauses (i), (iv), (v),
         (vi), (xvi), (xviii) and (xxii) of Section 3.2 shall require a Partner Consent and (B) the Partnership, the Private Fund and any other portion of the Partnership Business shall not in any way be associated with Blackstone (or its Affiliates) in any written materials or other communications by any Partner or the Partnership to any Person.


                                    ARTICLE V

                             Capital Contributions;
                           Allocations; Distributions

                  SECTION 5.1. Capital Contributions. Each Partner, severally, agrees to make an initial capital contribution in cash equal to its pro rata share, based upon Profit Sharing Percentages, of the Organizational Expenses of the Partnership. Thereafter, each Partner, severally, agrees to make contributions of capital in cash to the Partnership at such time and in such amounts as are required by a written Partner Consent. Such capital contributions shall be made by the Partners pro rata based on their Profit Sharing Percentages.

                  SECTION 5.2. Capital Accounts. There shall be established for each Partner on the books of the Partnership as of the date of the formation of the Partnership, or such later date on which such Partner is admitted to the Partnership, a capital account (each being a "Capital Account"). The contribution of capital of a Partner shall be credited to the Capital Account of such Partner on the date such contribution of capital is paid to the Partnership. Thereafter, each Partner's Capital Account shall be (i) credited with additional capital contributions, if any, to the capital of the Partnership made by such Partner and such Partner's allocable share of the Partnership's Net Income, and (ii) debited with distributions to such Partner of cash or the fair market value of other property, such Partner's allocable share of the Partnership's Net Loss and of expenditures of the Partnership described in
Section 705(a)(2)(B) of the Code, and otherwise maintained in accordance with the provisions of the Code. Capital Accounts shall be adjusted to reflect any transfer of a Partner's interest in the Partnership as provided herein and as otherwise provided in this Article V and in Article VI. Interest shall not be payable on Capital Account balances.

                  SECTION 5.3. Allocations. (a) Net Income (Loss) of the Partnership shall be allocated to the Capital Accounts of all the Partners (including the General Partner) in proportion to their respective Profit Sharing Percentages set forth on Schedule A hereto; provided, however, that in no event shall a Limited Partner be allocated a Net Loss which would cause such Limited Partner's Capital Account balance to be reduced below zero. Net Loss in excess of the limitation set forth in the proviso in the immediately preceding sentence shall be allocated to the General Partner; provided, that 100% of Net Income of the Partnership shall thereafter be first allocated to the General Partner until the General Partner is allocated an amount equal to the Net Loss allocated to the General Partner pursuant to this sentence.

                  (b) To the extent, if any, that Blackstone Expenses or Mehta and Isaly Expenses and any item of loss, expense or deduction resulting therefrom are deemed to constitute items of Partnership loss, expense or deduction rather than items of loss, expense or deduction of the Blackstone Entities or the Mehta and Isaly Entities, as the case may be, such Blackstone Expenses or Mehta and Isaly Expenses, as the case may be, and resulting items of loss, expense or deduction shall, unless otherwise agreed by a written Partner Consent, be allocated 100% to Blackstone and their transferees or the Mehta and Isaly Partners and their transferees, as the case may be, pro rata in proportion to the Profit Sharing Percentages of the Blackstone Partners and their transferees or the Mehta and Isaly Partners and their transferees, as the case may be.

                  (c) Notwithstanding anything herein to the contrary, in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in paragraphs (b)(2)(ii)(d)(4), (5) or (6) of Section 1.704-1 of the regulations under the Code, there shall be specially allocated to such Partner such items of Partnership income and gain, at such times and in such amounts as will eliminate as quickly as possible that portion of any deficit in its Capital Account caused or increased by such adjustments, allocations or distributions. To the extent permitted by the Code and the regulations thereunder, any special allocations of items of income or gain pursuant to this Section 5.3(c) shall be taken into account in computing subsequent allocations of Net Income (Loss) pursuant to this Section 5.3 so that the net amount of any items so allocated and the subsequent Net Income (Loss) allocated to the Partners pursuant to this Section 5.3 shall, to the extent possible, be equal to the net amounts that would have been allocated to each such Partner pursuant to the provisions of this Section 5.3 if such unexpected adjustments, allocations or distributions had not occurred.

                  (d) Notwithstanding any provision of this Agreement to the contrary, the General Partner shall at all times be allocated at least 1% of each item of income, gain, loss, deduction and credit of the Partnership.

                  SECTION 5.4. Distributions. (a) Within 30 days after the end of each fiscal quarter or such other period as shall be established pursuant to a Partner Consent (a "Fiscal Period"), the Partnership shall, to the extent cash is available therefor, distribute cash to the Partners in an amount equal to substantially all of its Net Income for such Fiscal Period, net of cash reserves in the amount as may be determined by a Partner Consent to be reasonably appropriate or necessary to pay Maintenance Expenses.

                  (b) Each Partner shall furnish the Partnership with such information, forms and certifications as it may require and as are necessary to comply with the regulations governing the obligations of withholding tax agents. Each Partner represents and warrants that any such information and forms furnished by him shall be true and accurate. Notwithstanding any provision of this Agreement to the contrary, each Partner agrees to pay, and to indemnify the Partnership and the other Partners on an aftertax basis from, any and all damages, costs and expenses (including any liability for any taxes of any type whatsoever, penalties, additions to tax or interest) in respect of income of (including such Partner's share of Partnership income) or distributions, transfers or payments to such Partner. To the extent the indemnifying Partner is otherwise entitled to distributions from the Partnership, such damages, costs and expenses may be paid by the Partnership out of amounts that would otherwise be distributed to such Partner. For purposes of this Agreement any such payment shall be deemed to be a distribution to such Partner (and in the case of a tax such as the New York City unincorporated business tax that is a tax imposed upon the Partnership, the Partner shall be deemed to have recontributed such amount to the Partnership). In all other events, such Partner shall make such payment directly from its own funds.

                  SECTION 5.5. Restricted Payments. Notwithstanding any provisions to the contrary in this Agreement, the Partnership and the General Partner on behalf of the Partnership shall not make a distribution if such distribution would violate the Partnership Act.

                  SECTION 5.6. Expenses. (a) As between the Blackstone Partners and their transferees and the Partnership, the Blackstone Partners and their transferees shall be solely responsible for and shall pay or cause to be paid all Blackstone Expenses.

                  (b) As between the Mehta and Isaly Partners and their transferees and the Partnership, the Mehta and Isaly Partners and their transferees shall be solely responsible for and shall pay or cause to be paid all Mehta and Isaly Expenses.

                  (c) The Partnership shall be responsible for and shall pay all Organizational Expenses and Maintenance Expenses out of funds of the Partnership.


                                   ARTICLE VI

                         Books and Reports; Tax Matters

                  SECTION 6.1. General Accounting Matters. (a) Net Income (Loss) shall be determined by or under the direction of the General Partner and approved by a Partner Consent at the end of each Fiscal Period and shall be allocated as described in Section 5.3.

                  (b) As promptly as possible after the close of each Fiscal Year of the Partnership, the General Partner shall cause an examination of the financial statements of the Partnership as of the end of each such year to be made in accordance with generally accepted auditing standards as in effect on the date thereof, by Deloitte & Touche or such other firm of certified public accountants as may be selected by a Partner Consent. As soon as is practicable after the close of each Fiscal Year, a copy of the financial statements of the Partnership, including the report of such certified public accountants, shall be furnished to each Partner and shall include, as of the end of such Fiscal Year:

                  (i) a statement of net assets of the Partnership;

                  (ii) a statement of income and capital of the Partnership; and

                  (iii) a statement of changes in net assets of the Partnership.

                  In addition, each Partner shall be supplied with all other Partnership information necessary to enable such Partner to prepare its Federal and state and local income tax returns and a statement as to such Partner's Capital Account as at the close of such Fiscal Year.

                  (c) As promptly as possible after the close of each of the first three fiscal quarters of each Fiscal Year of the Partnership, the General Partner shall furnish each Partner with unaudited financial statements of the Partnership consisting of the statements described in Section 6.1(b) with respect to such quarter, and a statement of such Partner's Capital Account as at the end of such quarter.

                  (d) The General Partner shall keep or cause to be kept books and records pertaining to the Partnership's business showing all of its assets and liabilities, receipts and disbursements, realized profits and losses, Partners' Capital Accounts and all transactions entered into by the Partnership. Such books and records of the Partnership shall be kept at its principal office, and the Partners and their representatives shall at all reasonable times have free access thereto for the purpose of inspecting or copying the same. Blackstone and any party it may designate on its behalf shall at all reasonable times have free access to the books and records of all funds and accounts managed by the Partnership to the same extent as are available to the General Partner.

                  (e) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by or under the direction of the General Partner and approved by a Partner Consent and shall be conclusive and binding on all Partners, former Partners, their successors or legal representatives and any other Person except for computational errors or fraud, and to the fullest extent permitted by law no such Person shall have the right to an accounting or an appraisal of the assets of the Partnership or any successor thereto except for computational errors or fraud.

                  SECTION 6.2. Certain Tax Matters. (a) All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for Federal, state and local income tax purposes in the same manner as the corresponding constituent items of Net Income (Loss) shall be allocated among the Partners pursuant to this Agreement, except as may otherwise be provided herein or by the Code. To the extent Treasury Regulations promulgated pursuant to Subchapter K of the Code (including under Sections 704(b) and (c) of the Code) require allocations for tax purposes that differ from the foregoing allocations, the General Partner may, subject to a Partner Consent, determine the manner in which such tax allocations shall be made so as to comply more fully with such Treasury Regulations or other applicable law and, at the same time to the extent reasonably possible, preserve the economic relationships among the Partners as set forth in this Agreement.

                  (b) The taxable year of the Partnership shall be the same as its Fiscal Year. The General Partner shall cause to be prepared all Federal, state and local tax returns of the Partnership for each year for which such returns are required to be filed and, after approval of such returns by a Partner Consent, shall cause such returns to be timely filed. The General Partner shall, subject to a Partner Consent, determine the appropriate treatment of each item of income, gain, loss, expense, deduction and credit of the Partnership and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The General Partner may, subject to a Partner Consent, cause the Partnership to make or refrain from making any and all elections permitted by such tax laws. The Partnership and each Partner hereby designate the General Partner as the "tax matters partner" for purposes of Section 6231(a)(7) of the Code (the "Tax Matters Partner"). The Tax Matters Partner shall have all of the rights, duties, powers and obligations provided for in Sections 6221 through 6232 of the Code; provided, however, that the Tax Matters Partner shall not take any action to extend the statute of limitations with respect to the tax returns of the Partnership, or make any decisions on behalf of the Partnership to contest or settle any adverse Internal Revenue Service decision related to a Partnership return without a written Partner Consent.


                                   ARTICLE VII

                                   Dissolution

                  SECTION 7.1. Dissolution. The Partnership shall be dissolved and subsequently terminated upon the occurrence of the first of the following events:

                  (i) a determination by a written Partner Consent to dissolve the Partnership;

                  (ii) the occurrence of a Disabling Event with respect to the General Partner, provided that the Partnership shall not be dissolved if, within 90 days after the Disabling Event, all of the Limited Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the Disabling Event, of another General Partner; and

                  (iii) the election of a Partner to terminate the Partnership pursuant to Section 4.2.

                  SECTION 7.2. Winding-up. When the Partnership is dissolved, the business and property of the Partnership shall be wound up and liquidated by the General Partner, unless (i) in the event of the unavailability of the General Partner (ii) pursuant to clause (ii) of Section 7.1 or (iii) pursuant to
Section 4.2 if Blackstone is the electing Partner in connection therewith, by Blackstone (the General Partner, or Blackstone as the case may be, being hereinafter referred to as the "Liquidator"). The Liquidator shall use its best efforts to reduce to cash and cash equivalent items such assets of the Partnership as the Liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations.

                  SECTION 7.3. Final Distribution. Within 120 calendar days after the effective date of dissolution of the Partnership, the assets of the Partnership shall be distributed in the following manner and order:

                  (a) to the payment of the expenses of the winding-up, liquidation and dissolution of the Partnership;

                  (b) to pay all creditors of the Partnership, other than Partners, either by the payment thereof or the making of reasonable provision therefor;

                  (c) to establish reserves, in amounts established by the Liquidator, to meet other liabilities of the Partnership; and

                  (d) to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Partnership that are Partners, either by the payment thereof or the making of reasonable provision therefor.

The remaining assets of the Partnership shall be applied and distributed in accordance with the positive balances of the Partners' capital accounts, as determined after taking into account all adjustments to capital accounts for the Partnership taxable year during which the liquidation occurs. For purposes of the application of this Section 7.3 and determining capital accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution.


                                  ARTICLE VIII

                      Transfer of Partners' Interests; Sale

                  SECTION 8.1. Certain Provisions Relating to Sale of the Partnership or Partnership Interests. (a) Subject to 8.1(b), no Partner may, directly or indirectly, assign, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of all or any part of its interest in the Partnership (any assignment, sale, exchange, transfer, pledge, hypothecation or other disposition of an interest in the Partnership being herein collectively called a "Transfer") without the prior written consent of the General Partner and Blackstone, which consent may be given or withheld in each of their sole discretion.

                  (b) (i) Subject to the remainder of this Section 8.1(b), Blackstone may Transfer all or any portion of its interest in the Partnership (the "Interest") without the prior written consent of any Partner. If Blackstone (the "Transferor") at any time wishes to Transfer to a Person other than an Affiliate of Blackstone all or a portion of its interest in the Partnership, Transferor shall first give written notice (a "Transferor's Notice") to the Mehta and Isaly Partners stating that the Transferor wishes to offer to Transfer the Interest and setting forth the amount of such interest which Blackstone wishes to offer to Transfer (the "Offered Interest").

                  (ii) If within fifteen (15) Business Days after the date on which the Transferor's Notice is received by the Mehta and Isaly Partners, the Mehta and Isaly Partners give notice to the Transferor that the Mehta and Isaly Partners thereby make an irrevocable offer in writing to purchase all but not less than all of the Offered Interest (an "Offer Notice") and sets forth therein the proposed amount and form of consideration for the Offered Interest and each of the other material terms of such offer, the Transferor may Transfer the Offered Interest to a third party in accordance with this Section 8.1(b) for a period of one hundred eighty (180) days after delivery of such Offer Notice only if the terms of such transaction are more favorable to the Transferor than the terms set forth in the Offer Notice. The fair market value of any non-cash consideration offered by the Mehta and Isaly Partners or a third party, as the case may be, shall be reasonably determined by the Transferor.

                  (iii) If an Offer Notice is not received within fifteen (15) Business Days after the date on which the Transferor's Notice is received by the Mehta and Isaly Partners, the Transferor may offer for sale and sell the Offered Interest for a period of one hundred eighty (180) days after the expiration of such fifteen (15) Business Day period on any terms offered therefor.

                  (iv) If the Offered Interest has not been sold either to the Mehta and Isaly Partners or a third party for any reason before the expiration of the one hundred eighty (180) day period described in 8.1(b)(iii) above, all of the provisions of this Section 8.1(b) shall again become applicable to any sales or offers to sell the Offered Interest by the Transferor.

                  (v) If the Mehta and Isaly Partners purchase the Offered Interest in accordance with this Section 8.1(b), the closing of the purchase of the Offered Interest shall take place on the tenth Business Day after the expiration of the one hundred eighty (180) day period described in 8.1(b)(ii) above. The Seller and the Mehta and Isaly Partners shall use their best efforts to make all necessary filings and to secure any approvals required and to comply as soon as practicable with all applicable United States federal and state laws and regulations in connection with such purchase.

                  (c) (i) Each of Blackstone and the Mehta and Isaly Group shall, at the end of each Fiscal Year beginning with December 31, 1996 (or in the case of the Mehta and Isaly Group such earlier date as is within 30 days after the occurrence of a Blackstone Change of Control), have the right to purchase or sell all of its respective Interests each to the other in the manner set forth in this Section 8.1(c); provided, however, that Blackstone shall not then have initiated procedures for Transfer of its Interests pursuant to Section 8.1(b).

                  (ii) Either Blackstone or the Mehta and Isaly Group, as the case may be (the "Offeror"), may serve upon the other (the "Offeree") a notice (the "Offering Notice") which shall contain the following terms:

                  (A) a statement of intent to rely on this Section 8.1(c).

                  (B) the aggregate dollar amount (the "Buy/Sell Price") which the Offeror would be willing to pay for all the Offeree's Interests as of that date.

                  (iii) The Offeree shall then have the obligation either:

                  (A) to sell its full Interest to the Offeror for the Offer Price; or

                  (B) to purchase the full Interest of the Offeror for an amount equal to a percentage of the Offer Price equal to the quotient (stated as a percentage) derived by dividing the Offeror's Profit Sharing Percentage by the Offeree's Profit Sharing Percentage.

                  (iv) Within 30 days after receipt of the Offering Notice by the Offeree (the "Buy/Sell Option Period"), the Offeree shall notify the Offeror as to whether the Offeree will elect to purchase the Interest of the Offeror or will elect to sell its Interest to the Offeror. If the Offeree does not notify the Offeror of its election prior to expiration of the Option Period, the Offeree shall for all purposes be conclusively deemed to have elected to sell its Interest to the Offeror as provided in this Section.

                  (v) The Person obligated to purchase (the "Buyer") under this
Section 8.1(c) shall fix a date (the "Buy/Sell Closing Date") upon which the closing of such purchase (the "Buy/Sell Closing") shall occur not later than 60 days following the stated expiration of the Option Period. The Buy/Sell Closing shall take place at a location in New York City as designated by the Buyer.

                  (vi) At the Buy/Sell Closing, the selling Person (the "Seller") shall execute and deliver to the Buyer assignments of interest, deeds, bills of sale, instruments of conveyance, and other instruments as the Buyer may reasonably require, to give it title to all of the Seller's right, title and interest in and to the Partnership, and of the Partnership's right, title and interest in and to the Partnership Assets, and the Seller hereby irrevocably constitutes and appoints the Buyer its attorney-in-fact to execute, acknowledge and deliver such instruments as may be necessary or appropriate to carry out and enforce the provisions of this Section 8.1(c). The Buyer may elect to retain any Partnership loans which are secured by liens or mortgages on Partnership Assets provided that the Seller is released, if necessary, from any liability for the payment thereof.

                  (vii) The Offering Price shall be paid pursuant to this
Section 8.1(c), at the option of the Buyer, in the form of (i) cash, (ii) a Buy/Sell Note (as defined below) or (iii) a combination of cash and a Buy/Sell Note. For purposes of this Section 8.1(c), a "Buy/Sell Note" shall mean a note issued by the Buyer on the Buy/Sell Closing Date having (A) a maturity determined by the Buyer no longer than five years from the Buy/Sell Closing Date, (B) equal annual installments of principal payments on such note, plus accrued interest thereon payable on such date, beginning 12 months from the Buy/Sell Closing Date and (C) a fixed annual interest rate equal to the "prime rate" of Chemical Bank prevailing on the Buy/Sell Closing Date plus 1%. A Buy/Sell Note may be prepaid in full by the Buyer at any time by making a payment to the Seller of the amount of the remaining principal payments on such Buy/Sell Note, plus accrued interest thereon to the date of such prepayment.

                  (viii) For the period of two years from the Buy/Sell Closing Date, the Seller agrees to remit to the Buyer a percentage of any revenues that it receives relating to or in connection with any business which is comparable to the Partnership Business (in terms of its focus on the pharmaceutical, biotechnology and health care industries) equal to the Buyer's Profit Sharing Percentage immediately prior to initiation of the procedures of this Section 8.1(c).

                  SECTION 8.2. Other Transfer Provisions. (a) Any purported Transfer by a Partner of all or any part of its interest in the Partnership in violation of this Article VIII shall be null and void and of no force or effect.

                  (b) Except as provided in this Article VIII, no Partner shall have the right to withdraw from the Partnership prior to its termination and no additional Partner may be admitted to the Partnership without a written Partner Consent. In the event of any withdrawal of the General Partner in violation of this Agreement, including as a result of a Disabling Event, the General Partner shall be liable to the Partnership as provided in Section 17-602 of the Partnership Act.

                  (c) Notwithstanding any provision of this Agreement to the contrary, a Partner may not Transfer all or any part of its interest in the Partnership if such Transfer would jeopardize the status of the Partnership as a partnership for federal income tax purposes, cause a dissolution of the Partnership under the Partnership Act or would violate, or would cause the Partnership to violate, any applicable law or regulation, including any applicable federal or state securities laws.

                  (d) The General Partner shall admit as an additional or substitute Limited Partner any Person to whom an interest in the Partnership is Transferred by a Limited Partner in accordance with the terms of this Agreement.

                  (e) Concurrently with the admission of any substitute or additional Partner, the General Partner shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a Transferee as a substitute Partner in place of the Transferring Partner, or the admission of an additional Partner, all at the expense, including payment of any professional and filing fees incurred, of such substituted or added Partner. The admission of any Person as a substitute or additional Partner shall be conditioned upon such Person's written acceptance and adoption of all the terms and provisions of this Agreement.

                  (f) Any transferor of a Partner's Interest admitted to the Partnership as a Limited Partner shall succeed to all of the rights and obligations of the transferring Partner pursuant hereto.


                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.1. Arbitration. To the fullest extent permitted by law, any dispute, controversy or claim arising out of or relating to this Agreement or to the Partnership's affairs or the rights or interests of the Partners or the breach or alleged breach of this Agreement, whether arising during the Partnership term or at or after its termination or during or after the liquidation of the Partnership, shall be settled by arbitration in New York City (or, if applicable law requires some other forum, then such other forum) in accordance with the rules then obtaining of the American Arbitration Association. If the parties to any such controversy are unable to agree upon a neutral arbitrator or arbitrators, then an arbitrator shall be selected by each party and such two arbitrators shall appoint a third arbitrator to decide the matter in accordance with such rules. The parties consent to the nonexclusive jurisdiction of the Supreme Court of the State of New York, and of the United States District Court for the Southern District of New York, for all purposes in connection with any such arbitration. The parties agree that any process or notice of motion or other application to either of such courts, and any paper in connection with any such arbitration, may be served by certified mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed.

                  SECTION 9.2. Ownership and Use of Names. Rights to the name "Blackstone" shall belong solely to the Blackstone Entities. Rights to the name "Mehta and Isaly" shall belong solely to the Mehta and Isaly Group. The ownership of, and the right to use, sell or otherwise dispose of, the names, "Caduceus Management Partners L.P." or "Caduceus Capital, L.P." or any abbreviation or modification thereof, shall belong to the Partnership. The General Partner agrees to take all actions, and to approve, execute and file any document or instrument proposed by Blackstone to protect the rights of Blackstone to the name "Blackstone." Blackstone agrees to take all actions, and to approve, execute and file any document or instrument proposed by the General Partner to protect the rights of the General Partner to the name "Mehta and Isaly".

                  SECTION 9.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, the Partnership is formed pursuant to the Partnership Act, and the rights and liabilities of the General Partner and Limited Partners shall be as provided therein, except as herein otherwise expressly provided.

                  SECTION 9.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

                  SECTION 9.5. Access; Confidentiality. By executing this Agreement, each Partner expressly agrees, at all times during the term of the Partnership and thereafter and whether or not at the time a Partner of the Partnership, to maintain the confidentiality of, and not to disclose to any Person other than its Affiliates, another Partner or its Affiliates and their respective advisors (including their respective employees) or a Person designated by a Partner Consent any information ("Confidential Information") relating to the business (including trade secrets), financial structure, financial position or financial results, clients or affairs of the Partnership and the Partners that shall not be generally, known to the public or the securities or commodities industry, except as required for any arbitration proceeding pursuant to Section 9.1 or as required by law, by rule or regulation having the force of law, by any regulatory or self-regulatory organization having jurisdiction or by legal process. Each Partner shall inform the Persons to whom it discloses Confidential Information as permitted under this Section
9.5 of the confidential nature of the Confidential Information and shall cause such Persons to agree to maintain the confidentiality of the Confidential Information. The provisions of this Section 9.5 shall survive the termination of the Partnership.

                  SECTION 9.6. Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing (including cable, telex, facsimile or similar writing) and shall be given to any Partner at its address or telex number shown in the Partnership's books and records (including Schedule A hereto) or, if given to a General Partner, at the address of the principal place of business of the Partnership. Each such notice shall be effective (i) if given by telex or facsimile, upon electronic or oral confirmation of receipt, (ii) if given by mail, on the fourth day after deposit in the mails (certified return receipt requested) addressed as aforesaid and
(iii) if given by any other means, when delivered to and receipted for at the address of such Partner or the General Partner, as the case may be, specified as aforesaid.

                  SECTION 9.7. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.

                  SECTION 9.8. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or, referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  SECTION 9.9. Amendments. This Agreement may be amended only pursuant to a written Partner Consent; provided that no such amendment may convert a

Limited Partner to a General Partner or cause a Limited Partner to have personal liability for the obligations of the Partnership without the consent of the affected Limited Partner. To the extent that any amendment is so approved, it shall be evidenced by an amendment to this Agreement in writing executed by Blackstone and the General Partner (and if required by the immediately preceding sentence, shall also be executed by any affected Limited Partner).

                  SECTION 9.10. Blackstone Investment. Blackstone and its Affiliates have provided to the Private Fund an initial contribution of $1.5 million. Blackstone will maintain this investment for a minimum of one year from the date hereof, subject to the terms of the Private Fund's partnership agreement and the continued participation of the Mehta and Isaly Partners in the business of the Partnership.

                  SECTION 9.11. Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

                  SECTION 9.12. Representations and Warranties. (a) Each Partner represents, warrants and covenants to each other Partner and to the Partnership that:

                  (i) such Partner, if not a natural Person, is duly formed and validly existing under the laws of the jurisdiction of its organization with full power and authority to conduct its business to the extent contemplated in this Agreement;

                  (ii) this Agreement has been duly authorized, executed and delivered by such Partner and constitutes the valid and legally binding agreement of such Partner enforceable in accordance with its terms against such Partner except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally, by general equitable principles and by an implied covenant of good faith and fair dealing;

                  (iii) the execution and delivery of this Agreement by such Partner and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which such Partner is a party or by which it is bound or to which its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which such Partner is subject;

                  (iv) such Partner is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which the properties of it are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect such Partner's ability to carry out its obligations under this Agreement;

                  (v) there is no litigation, investigation or other proceeding pending or, to the knowledge of such Partner, threatened against such Partner or any of its Affiliates which, if adversely determined, would materially adversely affect such Partner's ability to carry out its obligations under this Agreement; and

                  (vi) no consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of such Partner is required for the execution and delivery of this Agreement by such Partner and the performance of its obligations and duties hereunder, except as may be required in connection with registration of the Partnership or such Partner under federal commodities and securities laws.

                  (b) Except as otherwise provided in this Agreement, CCM represents, warrants and covenants to Blackstone that (i) the day-to-day operations of the Partnership will be managed by and under the direction of Samuel D. Isaly and Viren Mehta and

(ii) Samuel D. Isaly and Viren Mehta will at all times own, directly or indirectly, all of the capital stock of CCM.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

GENERAL PARTNER:

CADUCEUS CAPITAL MANAGEMENT, INC.


By:   /s/      Samuel D. Isaly
---------------------------------
      Name:    Samuel D. Isaly
      Title:   President



LIMITED PARTNERS:

BLACKSTONE ALTERNATIVE ASSET
  MANAGEMENT L.P.,


By:   /s/ Mark J. Kenyon
---------------------------------
      Name:
      Title:



     /s/ Samuel D. Isaly
---------------------------------
Samuel D. Isaly


     /s/  Viren Mehta
---------------------------------
Viren Mehta

                                                                    SCHEDULE A



                           PARTNERS OF THE PARTNERSHIP



                                                                Profit Sharing
                                                               Percentage as of
General Partner                 Address                        November 1, 1993
---------------                 -------                        ----------------

Caduceus Capital                41 Madison Avenue                   1.00%
     Management, Inc.           40th Floor
                                New York, New York  10010




                                                               Profit Sharing
                                                               Percentage as of
Limited Partner                 Address                        November 1, 1993
---------------                 -------                        ----------------

Blackstone                      118 North Bedford Road               40.0%
     Alternative                Mount Kisco, NY  10549
     Asset Management L.P.

Samuel D. Isaly                 c/o Caduceus Capital                 29.5%
                                     Management, Inc.
                                41 Madison Avenue
                                40th Floor
                                New York, New York  10010

Viren Mehta                     c/o Caduceus Capital                 29.5%
                                     Management, Inc.
                                41 Madison Avenue
                                40th Floor
                                New York, New York  10010